                                                           EXHIBIT 10.8



                              MANAGEMENT AGREEMENT

            MANAGEMENT AGREEMENT (this "Agreement") entered into as of the ____ day of June, 1997, by and among MC MANAGEMENT, INC., a New Jersey corporation (the "Management Company"), and 800-JR CIGAR, INC., a Delaware corporation ("JR Cigar"), recently formed to hold all of the outstanding shares of capital stock of J.R. Tobacco of America, Inc., Cigars by Santa Clara, N.A., Inc., J.N.R. Grocery Corp., J.R. Tobacco NC, Inc., J&R Tobacco (New Jersey) Corp., J.R. Tobacco Company of Michigan, Inc., J.R.-46th Street, Inc., J.R. Tobacco Outlet, Inc., J.R. Statesville, Inc. and JR Cigar (DC), Inc. (collectively, the "Constituent Entities" and, together with JR Cigar, the "JR Entities").

            WHEREAS, JR Cigar intends to effect a reorganization (the "Reorganization") pursuant to which the stockholders of the Constituent Entities will contribute to JR Cigar all of the outstanding shares of capital stock of the Constituent Entities in exchange for shares of common stock of JR Cigar, all upon the terms and subject to the conditions set forth in a certain contribution agreement (the "Contribution Agreement") and, simultaneously therewith, to conduct an initial public offering of its common stock (the "Offering");

            WHEREAS, the Management Company has staff specially skilled in corporate finance, accounting, telemarketing and other management services;

            WHEREAS, prior to the date hereof, the Management Company has become familiar with the operations and business of the Constituent Entities as a result of its having provided substantial management services to the Constituent Entities over the course of the past several years;

            WHEREAS, following the consummation of the Reorganization and the Offering, JR Cigar will require the Management Company's special skills and services in connection with its general business operations; and

            WHEREAS, the Management Company is willing to provide such skills and services to JR Cigar;

            NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

            1. Engagement. JR Cigar hereby engages the Management Company upon the terms and conditions set forth herein to provide management and consulting services to JR Cigar. These services will be in the field of corporate finance, accounting, telemarketing and such other management areas as the Management Company and JR Cigar shall mutually agree.

In consideration of the compensation specified herein, the Management Company accepts such engagement and agrees to perform the services specified herein.

            2. Management Term. The engagement hereunder shall be for an initial term commencing on the date the Offering is consummated (the "Retention Date") and expiring on the fifth anniversary thereof and shall automatically be extended for successive periods of one (1) year each, unless the Management Company or JR Cigar shall give written notice of termination of the engagement at the end of the initial term or such one (1) year period, as the case may be, to the other at least ninety (90) days prior to the end of the initial term or such one (1) year period, as the case may be, in which case the engagement hereunder shall terminate at the end of the initial term or such one (1) year period, as the case may be.

            3. Services to be Performed. The Management Company shall devote such time and efforts to the performance of the management and consulting services contemplated by this Agreement as JR Cigar and the Management Company deem necessary or appropriate. However, no precise number of hours is required to be devoted by the Management Company on a weekly or monthly basis. The Management Company may perform services under this Agreement directly, through its employees or agents, or, with the approval of JR Cigar, indirectly through such outside consultants as the Management Company may engage for such purpose; provided, however, that the Management Company shall be solely responsible for any fees due to such outside consultants unless payment therefor is approved by the Board of Directors of JR Cigar. The Management Company may also be retained to provide such additional special services to JR Cigar as approved from time to time by the Board of Directors of JR Cigar, upon terms and conditions mutually acceptable to the Management Company and JR Cigar. JR Cigar acknowledges that the Management Company's services to JR Cigar are not exclusive and that the Management Company and its affiliates (including its officers, directors, employees, representatives and agents) may render similar services to other persons; provided, however, that the Management Company shall not render services to any other entity or person engaged in the business of manufacturing, distributing or selling tobacco or tobacco-related products during the term of this Agreement other than to Lew Rothman, Lavonda Rothman or entities controlled by Lew Rothman, Lavonda Rothman or members of their immediate families; and provided further, that during the course of and for two years following the termination of the Management Company's retention by JR Cigar, the Management Company shall not, without receiving the prior approval of JR Cigar: (i) directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of JR Cigar or any of the Constituent Entities, within any geographical area in which JR Cigar or any of the Constituent Entities engage or plan to engage in such businesses; (ii) interfere with the relationship between JR Cigar or any of the Constituent Entities and any employee thereof; (iii) induce or attempt to induce any customer, supplier, licensee or other entity or person having a business relationship with JR Cigar or any of the Constituent Entities to cease doing business with JR Cigar or any of the Constituent Entities; or (iv) interfere with the relationship between any such customer, supplier, licensee or other entity or person and JR Cigar or any of the Constituent Entities.

            4. Compensation; Expense Reimbursement.

            4.1 Signing Bonus; Management Fees. In consideration of the Management Company providing management and consulting services to JR Cigar, JR Cigar shall pay the Management Company management fees in an aggregate amount equal to the percentages of gross product sales by the JR Cigar Entities as set forth on the attached Schedule I. An estimate of such fee payable for each month shall be paid in advance on the first day of such month based upon the projections of JR Cigar of gross product sales for such month and shall be adjusted, as necessary, to reflect the actual fee payable for such month within 30 days after the close of such month.


            4.2 Expenses. The Management Company will assume and pay all expenses that relate to the services it performs hereunder, including, without limitation, expenses on account of rent, utilities, insurance, office supplies, office equipment, travel, entertainment and salaries, other compensation, fringe benefits and expenses of the Management Company's officers, directors, employees and agents; provided, however, that the Management Company shall not be required to pay (and if paid by the Management Company, the Management Company shall be reimbursed by JR Cigar for payments of): (i) taxes relating to the business or operations of JR Cigar, (ii) professional fees and expenses relating to the business or operations of JR Cigar, including, without limitation, legal, auditing, accounting and investment banking fees and expenses and (iii) all other extraordinary costs and expenses properly borne by JR Cigar.

            4.3 Other Interests; Director Fees and Expenses. It is understood that any stockholder, director, officer, employee or agent of the Management Company may be a stockholder of, or otherwise have an interest in, JR Cigar. Any affiliates (including directors, officers, employees, agents or representatives) of the Management Company or any investors in the Management Company who serve as directors of JR Cigar and who are not employees of JR Cigar may be paid customary director fees paid to non-employee directors of JR Cigar and will be reimbursed by JR Cigar for all of their reasonable out-of-pocket costs and expenses in connection therewith.

            5. Confidentiality. The Management Company shall maintain secrecy with respect to all non-public information of JR Cigar which may come into its possession as a result of performance of services under this Agreement (including, without limitation, client lists and trade secrets), and shall use its best efforts to ensure that its affiliates (including its officers, directors, employees, representatives and agents) also maintain the secrecy of such information, except for any such information which is required to be disclosed by the Management Company or its affiliates pursuant to law.

            6. Indemnification. JR Cigar agrees to indemnify the Management Company and its affiliates in accordance with the Indemnification Agreement attached as Exhibit A, which Indemnification Agreement is being executed and delivered simultaneously with the execution and delivery of this Agreement.

            7. Notices. All notices hereunder, to be effective, shall be in writing and shall be personally delivered, transmitted by facsimile with confirmation of receipt or mailed by certified mail, postage prepaid, as follows:

                  (i) If to the Management Company:

                              MC Management, Inc.
                              301 Route 10 East
                              Whippany, New Jersey 07981
                              Attention:  Maureen Colleton
                              Fax: (201) 884-9556

                  (ii) If to JR Cigar:

                              JR CIGAR, Inc.
                              301 Route 10 East
                              Whippany, New Jersey 07981
                              Attention: Lewis I. Rothman
                              Fax:  (201) 884-9556

            8. Entire Agreement; Cancellation of Prior Agreements. Effective the Retention Date, this Agreement shall constitute the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral, and all prior agreements between the Management Company and the Constituent Entities shall terminate.

            9. Modifications. This Agreement may not be amended or revised except by a writing signed by the parties.

            10. Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the parties and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other.

            11. Captions. Captions have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Agreement.

            12. Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

            13. Governing Law. This Agreement shall be construed under and governed by the laws of the State of New Jersey applicable to agreements made and to be wholly performed therein.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        MC MANAGEMENT, INC.


                                        By:
                                           ----------------------------
                                           Name:  Maureen A. Colleton
                                           Title: President


                                        800-JR CIGAR, INC.


                                        By:
                                           ----------------------------
                                           Name:  Lewis I. Rothman
                                           Title: President

                                                                      SCHEDULE I

                                 Management Fees

                                         Cigarette Sales    Other Product Sales
                                         ---------------    -------------------
J.R. Tobacco of America, Inc.                 1.00%                2.90%
Cigars by Santa Clara, N.A., Inc.             1.00%                2.90%
J.R. Tobacco NC, Inc.                         1.00%                0.5%
J.N.R. Grocery Corp.                          1.00%                0.5%
J&R Tobacco (New Jersey) Corp.                1.00%                0.5%
J.R. Tobacco Company of Michigan, Inc.        1.00%                0.5%
J.R.-46th Street, Inc.                        1.00%                0.5%
J.R. Tobacco Outlet, Inc.                     1.00%                0.5%
J.R. Statesville, Inc.                        1.00%                0.5%
JR Cigar (DC), Inc.                           1.00%                0.5%

                                                                      SCHEDULE A

                                  June __, 1997


                            Indemnification Agreement

MC Management, Inc.
301 Route 10 East
Whippany, New Jersey 07981

Ladies and Gentlemen:

            As part of the consideration for the agreement of MC Management, Inc., a New Jersey corporation (the "Management Company"), to furnish services to 800-JR CIGAR, Inc., a Delaware corporation ("JR Cigar"), pursuant to the terms of the Management Agreement, dated as of June __, 1997, between the Management Company and JR Cigar (the "Management Agreement"), JR Cigar agrees to indemnify and hold harmless the Management Company and its affiliates and the respective officers, directors, employees and agents of and persons controlling the Management Company or any of its affiliates within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and each of their respective successors and assigns (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against, and JR Cigar agrees that no Indemnified Person shall have any liability to JR Cigar or any of its affiliates, security holders or creditors for, all claims, liabilities, expenses, losses or damages (or actions or proceedings in respect thereof) (collectively, "Losses") relating to or arising out of actions taken (or omitted to be taken) by any of the Indemnified Parties pursuant to the Management Agreement or any Indemnified Party's role in connection therewith; provided, however, that JR Cigar shall not be responsible in any such case for any Losses to the extent that it is finally judicially determined that such Losses resulted solely from actions taken or omitted to be taken by an Indemnified Party due to such Indemnified Party's gross negligence or willful misconduct.

            Promptly after receipt by an Indemnified Party of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification may be sought against JR Cigar, such Indemnified Party will notify JR Cigar in writing of the receipt or commencement thereof, but failure to notify JR Cigar will relieve JR Cigar from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture of substantial rights and defenses, and will not in any event relieve JR Cigar from any other obligation to any Indemnified Party other than under this Indemnification Agreement. JR Cigar shall assume the defense of such action (including payment of fees and disbursements of counsel) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against JR Cigar. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless employment of such counsel has been specifically authorized by JR Cigar in writing.

            JR Cigar shall authorize separate counsel for an Indemnified Party if the named parties to any action (including any impleaded parties) include JR Cigar (or any of the directors of JR Cigar) and such Indemnified Party and (i) in the good faith judgment of such Indemnified Party the use of joint counsel would present such counsel with an actual or potential conflict of interest, or
(ii) an Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to JR Cigar (or its directors(s)).

            JR Cigar will reimburse each Indemnified Party for all expenses (including fees and disbursements of counsel authorized by JR Cigar) as they are incurred by such Indemnified Party in connection with investigating, preparing for or defending any action, claim or proceeding ("Action") referred to above (or enforcing this Agreement, the Management Agreement of which this agreement forms a part or any related agreement), whether or not any Indemnified Party is or becomes a party to any Action, and whether or not such Action is initiated or brought by the Management Company. JR Cigar further agrees that JR Cigar will not settle, compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Party is a party therein) unless JR Cigar has given the Management Company reasonable prior written notice thereof and obtained an unconditional release of each Indemnified Party from all liability arising therefrom. An Indemnified Party shall not be liable to JR Cigar or to any other person in connection with the services which it renders pursuant to the Management Agreement, except for such Indemnified Party's gross negligence or willful misconduct judicially determined as aforesaid. The indemnification and expense reimbursement obligations that JR Cigar has under this Agreement shall be in addition to any liability JR Cigar may otherwise have.

            The provisions of this Agreement shall apply to the Management Company's services under the Management Agreement and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Management Agreement. This Agreement and any other agreements relating hereto shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law.


                                    Very truly yours,


                                    800-JR CIGAR, INC.


                                    By:
                                       ----------------------------
                                       Name:  Lewis I. Rothman
                                       Title: President

Agreed to and accepted
this ___ day of June, 1997


MC MANAGEMENT, INC.


By:
   -----------------------------------
   Name:  Maureen A. Colleton
   Title: President


                                        3